EXHIBIT 99.1

NEWS RELEASE

January 19, 2005

CONTACT:
Sam Reinkensmeyer	Shawn Brumbaugh/Marian Briggs
Chief Financial Officer	Padilla Speer Beardsley Inc.
CNS, Inc.	(612) 455-1700
(952) 229-1500	sbrumbaugh@psbpr.com
sreinkensmeyer@cns.com	mbriggs@psbpr.com
Nasdaq: CNXS

FOR IMMEDIATE RELEASE

CNS, INC. DECLARES QUARTERLY DIVIDEND

        MINNEAPOLIS, January 19, 2005 – CNS, Inc. (Nasdaq: CNXS), the Breathe Right® company, today announced that its board of directors has declared a quarterly cash dividend of $0.05 per share of common stock. The dividend is payable on March 4, 2005, to shareholders of record as of February 18, 2005. The company has approximately 14.0 million shares outstanding.

About CNS, Inc.
CNS, based in Minneapolis, designs and markets consumer health care products, including Breathe Right® nasal strips, Breathe Right Snore Relief™ throat spray, Breathe Right Vapor Shot!™ personal vaporizer and FiberChoice® chewable fiber tablets. The company focuses on better breathing and digestive health products that address important consumer needs within the aging well/self care market. Its common stock is listed on the Nasdaq National Market under the ticker symbol “CNXS.” More information about CNS and its products is available at www.cns.com.

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